Exhibit 10.2

FIRST AMENDMENT TO NINTH RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO NINTH RESTATED LOAN AGREEMENT  hereinafter referred to as the “First Amendment”) executed as of the 9th day of August, 2002, by and among CLAYTON WILLIAMS ENERGY, INC., a Delaware corporation (the “CWE”), WARRIOR GAS CO., a Texas corporation (“Warrior “) (CWE and Warrior being hereinafter sometimes collectively referred to as “Borrower”), CWEI ACQUISITIONS, INC., a Delaware corporation (“CWEI”) and ROMERE PASS ACQUISITION CORP., a Delaware corporation (“Romere”) (CWEI and Romere being hereinafter sometimes collectively referred to as “Guarantors”), BANK ONE, NA, a national banking association (“Bank One”), UNION BANK OF CALIFORNIA, N.A., a national banking association (“Union”) and BANK OF SCOTLAND (“BOS”) (Bank One, Union Bank and BOS each in their capacity as a lender hereunder together with each and every future holder of any note issued pursuant to this Agreement are hereinafter collectively referred to as “Banks”, and individually as a “Bank”) and Bank One, as “Agent”.

W I T N E S S E T H:

WHEREAS, on July 18, 2002, Borrower, Guarantors, Bank One, Union, BOS and Agent entered into a Ninth Restated Loan Agreement (the “Ninth Restated”); and

WHEREAS, the Borrower and the Banks have agreed to make certain additional changes to the Ninth Restated.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Unless otherwise defined herein, all defined terms used herein shall have the same meaning ascribed to such terms in the Ninth Restated.

2.             Section 1 of the Ninth Restated is hereby amended by deleting the definition of “Vendor Financing” and the following is inserted in lieu thereof:

“Vendor Financings” means (i) non-recourse vendor financings by CWE or its Subsidiaries for services, equipment or material on other than customary trade payable terms not exceeding $10,000,000 in the aggregate at any one time outstanding, or (ii) recourse vendor financings of a like nature not exceeding $6,000,000 in the aggregate at any one time outstanding incurred by CWE or its Subsidiaries for the first six (6) wells to be drilled pursuant to that certain CWEI South Louisiana Vendor Financing Agreement dated as of May 15, 2002 among CWEI, Parker USA Drilling Company, et al.”

3.             Section 13(b) of the Ninth Restated is hereby amended by deleting Subsection (vi) thereof in its entirety thereof and substituting the following in lieu thereof:

“(vi)        Vendor Financings and guaranties of CWE of Vendor Financings of its Subsidiaries;”

4.             This First Amendment shall be effective as of the date first above written, but only upon satisfaction of the conditions precedent set forth in Paragraph 6 hereto (the “First Amendment Effective Date”).

5.             The obligations of Banks under this First Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)           Execution and Delivery.  The Borrower shall have executed and delivered this First Amendment and other required documents, all in form and substance satisfactory to the Banks;

(b)           Guarantors’ Execution and Delivery.  The Guarantors shall have executed and delivered this First Amendment and other required documents, all in form and substance satisfactory to the Banks;

(c)           Corporate Resolutions. Banks shall have received appropriate certified corporate resolutions of each Borrower and each Guarantor;

(d)           Representations and Warranties.  The representations and warranties of Borrower under the Ninth Restated are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

(e)           No Event of Default.  No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

(f)            Other Documents.  Each Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as such Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to such Bank; and

(g)           Legal Matters Satisfactory.  All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for Bank retained at the expense of Borrower.

6.             Except to the extent its provisions are specifically amended, modified or superseded by this First Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Ninth Restated are incorporated herein by reference for all purposes as if copied herein in full.  The Borrower hereby restates and reaffirms each and every term and provision of the Ninth Restated, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants.  Except to the extent its provisions are specifically amended, modified or superseded by this First Amendment, the Ninth Restated, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower and the Banks.

7.             This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             The Guarantors hereby consent to the execution of this First Amendment by the Borrower and reaffirms their guaranty of all of the obligations of the Borrower to the Bank.  Borrower and each Guarantor acknowledge and agree that the renewal, extension and amendment of the Loan Agreement shall not be considered a novation of account or new contract but that all existing rights, titles, powers, Liens, security interests and estates in favor of the Banks constitute valid and existing obligations and Liens and security interests as against the Collateral in favor of the Banks.  Borrower and each Guarantor confirm and agree that (a) neither the execution of this First Amendment or any other Loan Document nor the consummation of the transactions described herein and therein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower and under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect.  Guarantors hereby further confirm that they unconditionally guarantee to the extent set forth in their Guaranty the due and punctual payment and performance of any and all amounts and obligations owed to the Banks under the Ninth Restated or the other Loan Documents.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Ninth Restated to be duly executed as of the date first above written.

BORROWER:

CLAYTON WILLIAMS ENERGY, INC.
a Delaware corporation

By:	/Mel G. Riggs/
Mel G. Riggs, Senior Vice President-Finance

WARRIOR GAS CO.
a Delaware corporation

By:	/Mel G. Riggs/
Mel G. Riggs, Senior Vice President-Finance

GUARANTORS:

CWEI ACQUISITIONS, INC.
a Delaware corporation

By:	/Mel G. Riggs/
Mel G. Riggs, Senior Vice President-Finance

ROMERE PASS ACQUISITION CORP.
a Delaware corporation

By:	/Mel G. Riggs/
Mel G. Riggs, Vice President

BANKS:

BANK ONE, NA
a national banking association
as a Bank and as Administrative Agent
(Main Office Chicago)

By:	/Wm. Mark Cranmer/
Wm. Mark Cranmer, Director, Capital Markets

UNION BANK OF CALIFORNIA, N.A.

By:	/John A. Clark/
Name:	John A. Clark
Title:	Vice President

By:	/Gary Shekerjian/
Name:	Gary Shekerjian
Title:	Vice President

BANK OF SCOTLAND

By:	/Joseph Fratus/
Name:	Joseph Fratus
Title:	First Vice President